UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  September 17, 2004

CyGene Laboratories, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-15654	22-2789408
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7786 Wiles Road, Coral Springs, Florida 33067

(Address of Principal Executive Office) (Zip Code)

(954) 741-7077

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, If Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01   Other Events.

We are filing the financial statements contained as Exhibit 99.1 to this Form 8-K on an unaudited basis since our audit for the year ended March 31, 2004 has not been completed. The delay is due to the fact that we are required to present our financial statements on a development stage basis which requires an audit of our operations from inception (1995). This has been an extraordinarily time consuming, difficult and expensive process. The financial statements are believed to be accurate by our management, but are subject to audit and it is likely that changes may be made. The changes may be material and adverse. In addition, all of our financial statements since the September 30, 2003 merger will be required to be restated to account for the development stage basis. For that reason the 2003 financial statements have not been included. When the audit for 2004 is completed and the audit opinion issued, we will include them in an amendment to Form 10-KSB. The same procedure will be filed for the fiscal 2003 audit.

Item 9.01   Financial Statements and Exhibits.

(c) Exhibits

99.1  – Unaudited Financial Statements for the year ended 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CYGENE LABORATORIES, INC.

Date: September 17, 2004	By:	/s/ MARTIN MUNZER
Martin Munzer President and Chief Executive Officer

INDEX TO EXHIBITS

99.1  – Unaudited Financial Statements for the year ended 2004.